OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

August 9, 2012

Duff & Phelps Corporation
55 East 52nd Street, 31st Floor
New York, New York 10055

Re:     Duff & Phelps Corporation Common Stock Offering

Ladies and Gentlemen:
We have acted as special counsel to Duff & Phelps Corporation, a Delaware corporation (the “Company”), in connection with the sale by certain selling stockholders of the Company (the “Selling Stockholders”) of an aggregate of 3,000,000 shares (the “Firm Shares”) of the Company's Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and up to an additional 450,000 shares of Class A Common Stock (the “Option Shares”) at the Underwriter's (as defined below) option to purchase additional shares, pursuant to the Underwriting Agreement, dated August 6, 2012, among the Company, the Selling Stockholders and Goldman, Sachs & Co., as the sole underwriter (the “Underwriter”). The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
(a)    the registration statement on Form S-3 (File No. 333-181132) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on May 3, 2012 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and Pre-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations, and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on May 29, 2012 (such registration statement being hereinafter referred to as the “Registration Statement”);
(b)    the prospectus, dated May 29, 2012, which forms a part of and is included in the Registration Statement;

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August 9, 2012

(c)    the final prospectus supplement, dated August 6, 2012, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;
(d)    the free writing prospectus, dated August 6, 2012, in the form filed by the Company pursuant to Rule 433 of the Rules and Regulations;
(e)    an executed copy of the Underwriting Agreement;
(f)    an executed copy of a certificate of Edward S. Forman, Secretary of the Company, dated the date hereof (the “Secretary's Certificate”);
(g)    a copy of the Amended and Restated Certificate of Incorporation of the Company, dated August 31, 2007, certified by the Secretary of State of the State of Delaware, as of June 30, 2012, and certified pursuant to the Secretary's Certificate;
(h)    a copy of the Amended and Restated By-Laws of the Company, adopted August 31, 2007, certified pursuant to the Secretary's Certificate;
(i)    a copy of certain resolutions of the Board of Directors of the Company, adopted May 14, 2007, July 18, 2007, April 23, 2012 and July 31, 2012 related to the original issuance and sale of the Securities and related matters, each certified pursuant to the Secretary's Certificate; and
(j)     an executed copy of the Exchange Agreement, dated October 3, 2007, by and among Duff & Phelps Acquisitions, LLC, Lovell Minnick Equity Partners LP, LM Duff Holdings, LLC, Vestar Capital Partners IV, L.P., Vestar/D&P Holdings, LLC and the Members as set forth therein (the “Exchange Agreement”);
(k)    an executed copy of the letter from Vestar Capital Partners IV, L.P. to the Company, dated August 6, 2012, regarding the exchange of 1,739,823 shares of New Class A Units of Duff & Phelps Acquisitions, LLC, together with an equivalent number of shares of Class B common stock of the Company, for an equivalent number of shares of Class A Common Stock pursuant to the Exchange Agreement;
(l)    an executed copy of the letter from Vestar/D&P Holdings LLC to the Company, dated August 6, 2012, regarding the exchange of 54,733 shares of New Class A Units in Duff & Phelps Acquisitions, LLC, together with an equivalent number of shares of Class B common stock of the Company, for an equivalent number of shares of Class A Common Stock pursuant to the Exchange Agreement;
(m)    a copy of the Company's Certificate of Incorporation in effect as of July 18, 2007;
(n)    a copy of the Company's By-laws in effect as of July 18, 2007; and

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August 9, 2012

(o)    an executed copy of the Stock Purchase Agreement, dated September 1, 2007, by and among the Company, Duff & Phelps Acquisitions, LLC and Shinsei Bank, Limited.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
Our opinions set forth herein are limited to the provisions of the Delaware General Corporation Law and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.
In rendering the opinion set forth below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Securities.
Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Securities have been have been validly issued and are fully paid and non-assessable.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company's Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Validity of Class A Common Stock” in the prospectus supplement, dated August 6, 2012, and filed with the Commission. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any

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August 9, 2012

undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP